EXHIBIT 99.3

TaylorMade-adidas Golf Company to Acquire Adams Golf

PLANO, Texas, March 19, 2012 (GLOBE NEWSWIRE) -- The adidas Group and Adams Golf, Inc. (Nasdaq:ADGF) today announced that the TaylorMade-adidas Golf business segment has entered into a definitive agreement to acquire all of the outstanding shares of Adams Golf for $10.80 per share in cash. The transaction value is approximately $70 million (approximately € 53 million), which represents a premium of approximately 71% to the share price prior to Adams Golf's announcement that it was examining strategic alternatives on January 4, 2012.

Through the acquisition of Adams Golf, TaylorMade-adidas Golf reinforces its position as the world's number one player in golf. The addition of Adams Golf enables TaylorMade-adidas Golf to broaden its product range and to extend its presence across a wider array of golfers.

"This acquisition reflects our commitment to continued growth in the golf category," said adidas Group CEO Herbert Hainer. "The proposed combination of Adams Golf and TaylorMade-adidas Golf brings together two highly complementary sets of brands, combining Adams' focus on game-improvement as well as senior and women golfers with TaylorMade-adidas Golf's focus on the younger and the low-to-mid handicap golfer."

"We are very excited to team up with Adams Golf, whose management team we have respected for many years," commented Mark King, President and CEO of TaylorMade-adidas Golf. "Our mission is to be the best golf company in the world across all geographies, products and customer demographics, and adding Adams Golf is another important step in achieving that goal."

"This merger provides strong opportunities for our employees, suppliers and partners," said Barney Adams, Interim CEO of Adams Golf. "The Adams Golf brand will fit nicely into TaylorMade-adidas Golf's stable of brands, and together we will be able to increase our reach and better serve our customers by leveraging a wider set of resources. We are also excited that TaylorMade-adidas Golf has decided to maintain Adams Golf's headquarters in Plano, Texas."

The Board of Directors of Adams Golf has unanimously approved the transaction. Certain insiders, who include John M. Gregory, Joseph R. Gregory, SJ Strategic Investments LLC, B.H. (Barney) Adams, Russell L. Fleischer, Mark R. Mulvoy and Robert D. Rogers, collectively own approximately 35% of Adams Golf's outstanding shares and have agreed to vote their shares in favor of the transaction. The adidas Group plans to finance the acquisition with cash on hand or through existing credit lines. The transaction is subject to customary closing conditions and regulatory approvals as well as approval by Adams Golf shareholders. The transaction is expected to close mid-2012.

In connection with the transaction, Barclays is acting as financial advisor to the adidas Group, and Sheppard Mullin Richter & Hampton LLP is serving as legal counsel. Morgan Stanley is acting as financial advisor to Adams Golf and Haynes & Boone, LLP is serving as legal counsel.

About Adams Golf

Adams Golf designs, assembles, markets and distributes premium quality, technologically innovative golf clubs for all skill levels. Recently launched products include the Speedline Fast 12 drivers, Fast 12 LS drivers and the Speedline Fast 12 fairway woods, along with the Idea a12 OS irons and hybrids, Idea a12 hybrids, Idea Pro a12 irons and hybrids, Idea Tech V3 irons and hybrids, Redline irons, Idea a7 and a7 OS irons and hybrids, and Speedline 9088 UL drivers. Adams Golf also develops new products under the Yes! Putters, Women's Golf Unlimited, Lady Fairway and Square 2 brands. In 2011, net sales were approximately $97 million (€ 73 million).

About the adidas Group

The adidas Group is one of the global leaders within the sporting goods industry, offering a broad range of products around the core brands: adidas, Reebok, TaylorMade, Rockport and Reebok-CCM Hockey. Headquartered in Herzogenaurach, Germany, the Group has more than 46,000 employees and generated sales of over € 13 billion in 2011.

About TaylorMade-adidas Golf

Headquartered in Carlsbad, California, TaylorMade-adidas Golf Company sells golf clubs, balls clothing and accessories under the TaylorMade, adidas Golf and Ashworth brands. TaylorMade-adidas Golf Company posted 2011 sales of over € 1.0 billion.

Additional Information About the Transaction

In connection with the proposed transaction, Adams Golf will file a proxy statement and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission (SEC). The definitive proxy statement and other materials filed with the SEC will contain important information regarding the merger, including, among other things, the recommendation of Adams Golf's board of directors with respect to the merger. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER MATERIALS THAT ADAMS GOLF FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS. You will be able to obtain the proxy statement, as well as other filings containing information about Adams Golf and the merger, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by Adams Golf with the SEC can also be obtained, free of charge, by directing a request to Adams Golf, Inc., 2801 East Plano Parkway, Plano, Texas 75074, Attention: Investor Relations.

Participants in the Solicitation

The directors and executive officers of Adams Golf and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Adams Golf's directors and executive officers is available in its Annual Report on Form 10-K filed with the SEC on March 6, 2012 (as it may be amended from time to time) and its Definitive Proxy Statement on Schedule 14A filed with the SEC on April 8, 2011. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions.

Cautionary Statement Regarding Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. One can identify these forward-looking statements by the use of the words such as "expect," "anticipate," "plan," "may," "will," "estimate" or other similar expressions. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Actual results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors, including, without limitation: the ability to obtain regulatory approvals of the acquisition on the proposed terms and schedule; the failure of Adams Golf's stockholders to approve the acquisition; the risk that the acquisition may not be completed in the time frame expected by the parties or at all; the parties' ability to satisfy the closing conditions and consummate the transactions; and Adams Golf's ability to maintain its existing relationships with its employees, customers and suppliers. Additional information regarding factors that may affect future results are described in Adams Golf's filings with the SEC, including, without limitation, Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

All forward-looking statements speak only as of the date they were made. Neither Adams Golf, Inc. nor TaylorMade-adidas Golf undertakes any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of the press release.

CONTACT:  Pamela High
          Chief Financial Officer
          Adams Golf
          (972) 673-9000
          InvestorInfo@adamsgolf.com